Exhibit 99.1

Aethlon Medical Announces First Quarter Financial Results and Provides Corporate Update

SAN DIEGO, CA, August 9, 2021 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its first quarter ended June 30, 2021 and provided an update on recent developments.

Company Updates

Aethlon Medical is continuing the research and clinical development of our Hemopurifier to bind and remove COVID-19 viral particles, including many variant COVID-19 particles of interest and related exosomes.

As disclosed in our last earnings release on June 24, 2021, the Aethlon Hemopurifier has demonstrated binding of SARS-CoV-2 spike protein and binding and removal from circulation of SARS-CoV-2 virus from a human patient. This is in addition to the Hemopurifier’s previously demonstrated binding of numerous pathogenic viruses. This new information has stimulated clinical researchers to express interest in joining our ongoing clinical trial investigating the Hemopurifier for the treatment of patients with SARS-CoV-2/COVID-19 infection. This trial is being conducted under the open Investigational Device Exemption (IDE) for the Hemopurifier in life threatening viral infections. This trial will allow for up to 40 of these patients to be treated under a new Early Feasibility Study (EFS) protocol at up to 20 clinical sites in the U.S. During the quarter, Cooper Medical Center, located in Camden, N.J., joined the trial. Additionally, the Company is in late-stage clinical trial agreement discussions to bring on board other key U.S. medical centers and interested international medical centers. The Company anticipates finalizing our selection of a Contract Research Organization to supervise these clinical trials in the near future.

Financial Results for the First Quarter Ended June 30, 2021

At June 30, 2021, Aethlon Medical had a cash balance of approximately $25.2 million.

During the three months ended June 30, 2021, we raised approximately $17.5 million in net proceeds from the issuance of common stock in a combination of a registered direct financing and ATM sales.

Aethlon recorded approximately $115,000 of government contract revenue on its Phase 2 Melanoma Cancer Contract in the three months ended June 30, 2021. We also recorded approximately $17,000 of revenue related to our cost reimbursable subaward arrangement with the University of Pittsburgh in connection with an NIH contract entitled “Depleting Exosomes to Improve Responses to Immune Therapy in HNNCC.” As a result, the Company recorded total government contract revenue of approximately $132,000 in the three months ended June 30, 2021. Aethlon did not record any government contract revenue in the three months ended June 30, 2020.

Consolidated operating expenses for the three months ended June 30, 2021 were approximately $2.2 million, compared to $1.4 million for the three months ended June 30, 2020. This increase of approximately $800,000, or 58%, in the 2021 period was due to increases in payroll and related expenses of approximately $580,000, in general and administrative expenses of approximately $221,000, and in professional fees of approximately $19,000.

The $580,000 increase in payroll and related expenses was primarily due to the combination of a $234,000 increase in R&D payroll as the result of hiring additional scientists, a $210,000 bonus payment to our CEO as the result of achieving certain milestones in his employment contract, a $64,000 increase in general and administrative payroll expense as the result of additional headcount and a $36,000 increase in stock-based compensation.

The $221,000 increase in general and administrative expenses was primarily due to a $133,000 increase in our subcontractor expenses related to our government contracts and a $74,000 increase in insurance expenses.

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The $19,000 increase in professional fees was primarily due to a $50,000 increase in legal fees which was partially offset by a $22,000 decrease in scientific consulting expenses and a $6,000 decrease in accounting expenses.

Other expense was nominal during the first quarter ended June 30, 2021.

As a result of the changes in revenues and expenses noted above, the Company’s net loss before noncontrolling interests increased to approximately $2.1 million for the three months ended June 30, 2021, from approximately $1.4 million for the three months ended June 30, 2020.

The unaudited condensed consolidated balance sheet for June 30, 2021 and the unaudited condensed consolidated statements of operations for the three month periods ended June 30, 2021 and 2020 follow at the end of this release.

Conference Call

The Company will hold a conference call today, Monday, August 9, 2021 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10159282/ec03010432.

Please note that registered participants will receive their dial in number upon registration.

Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE): 1-844-836-8741

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through September 9, 2021. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10159282.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

The Hemopurifier is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. Under an Investigational Device Exemption (IDE) application, in October 2019, the FDA approved an Early Feasibility Study (EFS), which is the device equivalent of a Phase 1 clinical trial for a drug or biologic, in a single center, open label trial in 10 to 12 subjects. The study is evaluating the HEMOPURIFIER® for reducing cancer-associated exosomes prior to the administration of standard-of-care pembrolizumab (KEYTRUDA®), which is a first-line therapy for patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. The EFS is being conducted at the University of Pittsburgh Medical Center Hillman Cancer Center.

The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies. In June 2020, the FDA approved an amendment to the Company's existing open IDE for the Hemopurifier in life threatening viral infections to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a new Early Feasibility Study protocol at up to 20 clinical sites in the U.S.

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Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to enroll patients in and successfully complete trials in the Early Feasibility Studies in head and neck cancer and in COVID-19 patients, the Company’s ability to successfully treat patients under any Emergency Use pathway, the Company’s ability to successfully complete development of its Hemopurifier, the Company’s ability to raise additional funds, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2021, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

Media Contact:

Tony Russo, Ph.D.

Russo Partners, LLC

tony.russo@russopartnersllc.com

212-845-4251

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

212-966-3650

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

	June 30, 2021	March 31, 2021
ASSETS
CURRENT ASSETS
Cash	$25,171,679	$9,861,575
Accounts receivable	131,966	149,082
Prepaid expenses	244,121	341,081

TOTAL CURRENT ASSETS	25,547,766	10,351,738

Property and equipment, net	187,821	160,976
Right-of-use lease asset	15,722	40,363
Patents, net	56,817	56,954
Restricted cash	46,726	46,726
Deposits	12,159	12,159

TOTAL ASSETS	$25,867,011	$10,668,916

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	243,650	337,678
Due to related parties	119,578	118,520
Deferred revenue	114,849	114,849
Lease liability	16,835	42,543
Other current liabilities	636,387	761,636

TOTAL CURRENT LIABILITIES	1,131,299	1,375,226

TOTAL LIABILITIES	1,131,299	1,375,226

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 30,000,000 shares authorized; 15,386,367 and 12,150,597 issued and outstanding	15,388	12,152
Additional-paid in capital	146,868,766	129,331,542
Accumulated deficit	(122,010,393)	(119,913,090)

TOTAL STOCKHOLDERS' EQUITY BEFORE NONCONTROLLING INTERESTS	24,873,761	9,430,604

Noncontrolling interests	(138,049)	(136,914)

TOTAL STOCKHOLDERS' EQUITY	24,735,712	9,293,690

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,867,011	$10,668,916

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AETHLON MEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three months ended June 30, 2021 and 2020

	Three Months	Three Months
	Ended 6/30/21	Ended 6/30/20

Government contract revenue	$131,966	$–

OPERATING COSTS AND EXPENSES
Professional fees	583,469	564,284
Payroll and related	1,016,742	436,911
General and administrative	630,068	409,223
	2,230,279	1,410,418

OPERATING LOSS	(2,098,313)	(1,410,418)

OTHER EXPENSE
Interest and other debt expenses	125	728
	125	728

NET LOSS	$(2,098,438)	$(1,411,146)

Loss attributable to noncontrolling interests	(1,135)	(863)

NET LOSS ATTRIBUTABLE TO AETHLON MEDICAL, INC.	$(2,097,303)	$(1,410,283)

Basic and diluted net loss available to
common stockholders per share	$(0.16)	$(0.15)

Weighted average number of common shares outstanding	12,828,816	9,632,977

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